EXHIBIT 99.1

Social Reality, Inc. Reports $1.5M Revenue for Nine Months ended September 30, 2014

•

Revenue for Q3 is $663,000, versus previous quarter of $277,000

•

Recently closed acquisition of Steel Media

•

Recently secured $25M in debt and equity financing

LOS ANGELES, November 19, 2014 -- Social Reality, Inc. (SCRI), a digital advertising company that builds, provides and utilizes tools that automate the digital advertising marketplace to serve the social media and real-time bidding (RTB) markets, today announced that its revenues for the third quarter of 2014 were $663,000, a 139% sequential increase from second quarter 2014 revenue of $277,000.

"I am thrilled to see our revenues growing so quickly with the transition to our SRAX (Social Reality Ad Exchange) platform.  During the second quarter of 2014 we completed the integration of our publishing partners into SRAX, which now supports multiple, market-leading demand sources.  We will continue integrating other demand sources to maintain our leadership in this space.  Coupled with our recent financing, Steel Media’s sales team, revenue and cash flow to reach new markets, I believe Social Reality is well-positioned for long-term growth,” said Christopher Miglino, Social Reality's Chairman and CEO.

"Our Steel Media team is excited to combine forces with Social Reality. Their SRAX technology platform is the go-to digital ad exchange in the industry. Expanding Steel Media's product offerings for our customers will drive revenue growth and margins for the combined business," said Richard Steel, Social Reality’s newly appointed President. "We're ready to make our mark, providing digital media solutions that are best-in-class, best-in-reach and best-in-speed. I believe that our combined company has strengths that span the complete digital spectrum."

“This quarter delivered a notable inflection point in Social Reality’s growth and future.  Not only have we launched the SRAX platform, the third quarter has shown rapid revenue growth on this proprietary platform.  We have also acquired a great team and strategic partner in Steel Media, and we have secured $25M in debt and equity financing,” said Carrie McQueen, Social Reality’s CFO.  “I’m excited to serve this company and its investors in the coming years.”

Third Quarter 2014 Highlights

•

Quarterly revenue of $663,000, more than double second quarter’s revenue of $277,000

•

Revenue primarily derived from Social Reality’s SRAX real time bidding technology, versus previous reliance on Google’s ADX platform

•

Secured commitments and then in October, closed $25M in debt and equity financing for the Steel Media acquisition and working capital

•

Closed the acquisition of Steel Media in October 2014

Three-month financial results for the period ended September 30, 2014

Revenues for the three months ended September 30, 2014, were $663,000, compared to $853,000 for the three months ended September 30, 2013. Gross profit was $174,000 for the three months ended September 30, 2014, compared to $182,000 for the same period of 2013. Gross margins increased from 21% to 26% in the 3-month periods ending September 30, 2013 and 2014, respectively. Net loss for the three months ended September 30, 2014 was $918,000, compared to $830,000 for the three months ended September 30, 2013.  Adjusted EBITDA for the three months ended September 30, 2014, was a loss of $669,000, compared to a loss of 195,000 for the three months ended September 30, 2013.

Nine-month financial results for the period ended September 30, 2014

Revenues for the first nine months of 2014 were $1,494,000, compared to $1,520,000 reported in the same nine months of 2013. Gross profit was $427,000 in the nine months ended September 30, 2014 compared to $443,000 in the same period of 2013.  Gross margins remained stable at 29% in the 9-month periods ending September 30, 2013 and 2014. Net loss for the nine months ended September 30, 2014 was $2,486,000, compared to $1,484,000 for the three months ended September 30, 2013.  Adjusted EBITDA for the nine months ended September 30, 2014, was a loss of $1,745,000, compared to a loss of 587,000 for the three months ended September 30, 2013.

Balance Sheet as of September 30, 2014

Cash and cash equivalents totaled $577,000 at September 30, 2014. Current assets and total assets were $1,360,000 and $2,756,000, respectively, and current liabilities and total liabilities were $660,000.

About Social Reality

Founded in 2010, Los Angeles-based Social Reality, Inc. is a digital advertising company that builds, provides and utilizes tools that automate the digital advertising marketplace. In October 2014, Social Reality acquired Steel Media.  Steel Media provides display, mobile, video and email ad inventory to all top ten ad agencies, by billing, in the U.S., along with 30 of the Fortune 100 companies.  The newly-combined company uses its own and partners’ technologies to serve the social media and real-time bidding (RTB) markets.  Please visit www.socialreality.com www.srax.com www.groupad.com  www.steelmediainc.com

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve certain risks. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, the possibility that we may not realize the expected benefits, synergies and opportunities anticipated in connection with the acquisition of Steel Media, including the anticipated revenue and cost synergies, continued revenue growth, the challenge of integrating the Steel Media team, our ability to raise additional capital as necessary, our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Quarterly Report on Form 10-Q for the period ended September 30, 2014, our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent filings with the Securities and Exchange Commission. Social Reality assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOCIAL REALITY, INC.

CONDENSED STATEMENTS OF OPERATIONS
THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2014	2013	2014	2013
Revenues	$663,144	$853,338	$1,493,755	$1,519,999
Cost of revenue	489,416	671,412	1,066,336	1,077,098
Gross profit	173,728	181,926	427,419	442,901

Operating expense	1,091,749	864,394	2,914,356	1,614,340
Loss from operations	(918,021)	(682,468)	(2,486,937)	(1,171,439)

Interest income (expense)	271	(147,148)	1,265	(313,053)
Loss before provision for income taxes	(917,750)	(829,616)	(2,485,672)	(1,484,492)
Provision for income taxes	—	—	—	—
Net loss	$(917,750)	$(829,616)	$(2,485,672)	$(1,484,492)

Net loss per share, basic and diluted	$(0.04)	$(0.06)	$(0.12)	$(0.11)

Weighted average shares outstanding	21,013,794	13,801,891	20,843,431	13,295,851

SOCIAL REALITY, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$576,797	$1,715,264
Accounts receivable, net of allowance for doubtful accounts of $0	700,657	441,831
Prepaid expenses	70,874	46,109
Other current assets	11,548	5,018
Total current assets	1,359,876	2,208,222

Property and equipment, net of accumulated depreciation of $20,442 and $10,184	24,396	27,798
Deferred offering costs	—	5,453
Deferred debt issue costs	200,000	—
Prepaid stock based compensation	1,166,630	1,662,074
Other assets	4,804	4,000
Total assets	$2,755,706	$3,907,547

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$659,875	$812,809
Total current liabilities	659,875	812,809

Stockholders' equity

Preferred stock, authorized 50,000,000 shares, $0.001 par value, Undesignated, 49,800,000 shares, no shares issued and outstanding Series 1 Preferred stock, authorized 200,000 shares, 121,000 shares issued and outstanding	121	121
Class A common stock, auth. 250,000,000 shares, $0.001 par value, 21,013,794 and 19,901,794 shares issued and outstanding, respectively	21,014	19,902
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	7,566,667	6,081,014
Accumulated deficit	(5,491,971)	(3,006,299)
Total stockholders' equity	2,095,831	3,094,738
Total liabilities and stockholders' equity	$2,755,706	$3,907,547

SOCIAL REALITY, INC.

CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013
(Unaudited)

	Nine Month Periods Ended September 30,
	2014	2013

Cash flows from operating activities:
Net loss	$(2,485,672)	$(1,484,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock based prepaid fees	495,444	85,503
Stock based compensation	235,348	493,785
Amortization of debt issue costs	—	274,737
Depreciation	10,258	4,500
Changes in operating assets and liabilities:
Accounts receivable	(258,826)	(427,280)
Prepaid expenses	(24,765)	—
Tax refunds receivable	—	38,000
Other current assets	(6,530)	(402)
Other assets	(804)	—
Accounts payable and accrued expenses	(152,934)	798,459
Cash used in operating activities	(2,188,481)	(217,190)

Cash flows from investing activities:
Purchase of equipment	(6,856)	—
Cash used by investing activities	(6,856)	—

Cash flows from financing activities:
Sale of common stock	1,273,161	—
Cost of common stock sale	(16,291)	(14,539)
Proceeds from note payable	—	486,425
Repayments of note payable	—	(178,703)
Debt issue costs	(200,000)	(36,162)
Cash provided by financing activities	1,056,870	257,021

Net (decrease) increase in cash	(1,138,467)	39,831
Cash, beginning of period	1,715,264	105,987
Cash, end of period	$576,797	$145,818

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$—	$37,318
Cash paid for taxes	$—	$(38,000)

Non-cash financial activities:
Fees and costs deducted from proceeds of debt	$—	$63,575
Common and preferred stock issued as prepayment for services	$—	$1,235,000
Common stock warrant issued as prepayment for services	$—	$124,916
Common stock issued as payment of financing fee	$—	$175,000
Common stock issued as payment of accounts payable	$—	$3,000

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality's management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.

Reconciliation of Adjusted EBITDA to Income from Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited, in thousands)	2014	2013	2014	2013
Net income (loss)	$(918)	$(830)	$(2,486)	$(1,484)
plus:
Equity based compensation	246	486	731	579
Adjusted net income (loss)	$(672)	$(344)	$(1,755)	$(905)
Interest expense	—	147	—	313
Depreciation of property, plant and equipment	3	2	10	5
Adjusted EBITDA	$(669)	$(195)	$(1,745)	$(587)